UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2011

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2011, at the 2011 Annual Meeting of Stockholders of Xerium Technologies, Inc. (the “Company”), the stockholders of the Company approved Amendment No. 1 (“Amendment No. 1”) to the Company’s 2010 Equity Incentive Plan, which increased the aggregate number of shares of the Company’s common stock that may be delivered under or in satisfaction of awards under such plan from 463,525 to 913,525, subject to certain additions described in the plan, and provided that the number of shares that may be delivered under or in satisfaction of awards under the plan shall be determined net of shares withheld from an award in satisfaction of tax withholding requirements. Amendment No. 1 was approved by the Company’s Board of Directors on April 19, 2011.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on June 17, 2011. All director nominees were elected and the votes cast with respect to such elections were as follows:

Director	Votes Received	Votes Withheld	Broker Non-Votes
Stephen R. Light	11,168,132	107,851	1,436,171
David A. Bloss, Sr.	11,235,904	40,079	1,436,171
Ambassador April H. Foley	11,168,085	107,898	1,436,171
Jay J. Gurandiano	11,168,251	107,732	1,436,171
John F. McGovern	11,168,414	107,569	1,436,171
Edward F. Paquette	11,162,946	113,037	1,436,171
Marc L. Saiontz	11,168,172	107,811	1,436,171
James F. Wilson	11,168,419	107,564	1,436,171

Additionally, the following matters were voted upon at the meeting and the votes cast with respect to such matters were as follows:

	Votes Cast
	For	Against	Abstain	Broker Non-Votes
Approval of Amendment No. 1 to the 2010 Equity Incentive Plan	10,472,682	792,355	10,946	1,436,171
Ratification of appointment of independent registered public accounting firm for 2011	12,676,629	26,649	8,876	—
Advisory vote on executive compensation	11,127,285	73,168	75,529	1,436,172

	Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
Advisory vote on frequency of future advisory votes on executive compensation	3,519,339	8,790	7,691,716	56,138	1,436,171

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: June 23, 2011	By:	/s/ Clifford E. Pietrafitta
	Name:	Clifford E. Pietrafitta
	Title:	Executive Vice President and CFO